UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 4, 2004

NEW CENTURY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 440-7030

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On October 4, 2004, New Century Mortgage Corporation (“NCMC”), an indirect wholly-owned subsidiary of New Century Financial Corporation (formerly known as New Century REIT, Inc.) (“NCFC”), NC Capital Corporation (“NC Capital”), a wholly-owned subsidiary of NCMC, New Century Credit Corporation (“New Century Credit”), a wholly-owned subsidiary of NCFC and Citigroup Global Markets Realty Corp. (“Citigroup”) entered into Amendment Number One (the “Amendment”) to the Amended and Restated Letter Agreement, dated as of October 1, 2004 (the “Existing Letter Agreement”). The Amendment modifies the Existing Letter Agreement to provide for a temporary increase in the sublimit with respect to Special Risk Mortgage Loans (as such term is defined in the Existing Letter Agreement) until October 30, 2004. The Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment Number One to the Amended and Restated Letter Agreement, dated as of October 4, 2004, by and among New Century Mortgage Corporation, NC Capital Corporation, New Century Credit Corporation and Citigroup Global Markets Realty Corp.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

October 8, 2004	By:	/s/ Robert K. Cole
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment Number One to the Amended and Restated Letter Agreement, dated as of October 4, 2004, by and among New Century Mortgage Corporation, NC Capital Corporation, New Century Credit Corporation and Citigroup Global Markets Realty Corp.